SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

       Filed by the registrant [X]

       Filed by a party other than the registrant [ ]

       Check the appropriate box:

       [X]    Preliminary proxy statement      [ ]  Confidential,  for  Use  of
                                                    the  Commission Only
       [ ]    Definitive proxy statement            (as  permitted by Rule
                                                    14a-6(e)(2))
       [ ]    Definitive additional materials
       [ ]    Soliciting  material pursuant to
              Rule 14a-11(c) or Rule 14a-12

                           GREG MANNING AUCTIONS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       [X]    No Fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

       [ ]    Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

       (2)    Form, schedule or registration statement no.:

       (3)    Filing party:

       (4)    Date filed:

                           GREG MANNING AUCTIONS, INC.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006

                                                               October __, 2000

To Our Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of Greg Manning Auctions, Inc., which will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Tuesday, December 12, 1999, at 10:00 AM Eastern Standard Time.

         The notice of annual meeting and proxy statement covering the formal business to be conducted at the annual meeting follow this letter.

         We hope that you will attend the annual meeting in person. Whether or not you plan to attend, please complete, sign, date. and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.


                                                     Sincerely,

                                                     MARTHA HUSICK
                                                     Secretary

                           GREG MANNING AUCTIONS, INC.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                  973-882-0004

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

         The annual meeting of Shareholders of Greg Manning Auctions, Inc. ("GMAI") will be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Tuesday, December 12, 2000, at 10:00 AM Eastern Standard Time, for the following purposes:

            o to elect two directors to serve for terms of three years and until their respective successors have been duly elected and qualified;

            o to ratify the appointment of Amper, Politziner & Mattia as GMAI's independent public accountants for the fiscal year ending June 30, 2001;

            o to consider and vote upon a reincorporation plan that would change GMAI's state of incorporation from New York to Delaware and, in the process, change GMAI's name to "Greg Manning, Inc"; and

            o     to transact  such other  business  as may be properly  brought
                  before  the  meeting  and  any   adjournment  or  postponement
                  thereof.

         Shareholders of record at the close of business on October 25, 2000, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the reply envelope provided, which requires no postage if mailed in the United States. Shareholders attending the annual meeting may vote in person even if they have returned a proxy card. By promptly returning your proxy card, you will greatly assist us in preparing for the annual meeting.

                                              By order of the board of directors


                                              MARTHA HUSICK
                                              Secretary

West Caldwell, New Jersey
October __, 2000

                           GREG MANNING AUCTIONS, INC.


                               PROXY STATEMENT FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 12, 2000

         Commencing on or about October __, 2000, this proxy statement and the enclosed form of proxy card are being mailed to shareholders of Greg Manning Auctions, a New York corporation ("GMAI"), in connection with the GMAI board of directors' solicitation of proxies for use at the annual meeting of GMAI shareholders and at any adjournment or postponement. The annual meeting is being held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004 on Tuesday, December 12, 2000, at 10:00 AM Eastern Standard Time, for the purposes described in this proxy statement.

         GMAI's annual report is included with this proxy statement. It contains
GMAI's  financial   statements  for  fiscal  year  2000  and  other  information concerning GMAI.

         During the ten days prior to the annual meeting, a list of shareholders entitled to vote at the annual meeting will be available for examination by shareholders at GMAI's principal executive offices located at 775 Passaic Avenue, West Caldwell, New Jersey 07006, during ordinary business hours. A shareholder list will also be available for examination at the annual meeting.

         If you are unable to attend the annual meeting, you may vote by proxy on any matter to come before the meeting. The board of directors is in this proxy statement soliciting your proxy. Any proxy given pursuant to this solicitation and received in time for the annual meeting will be voted as specified on the proxy card. If no instructions are given, proxies will be voted
(1) FOR election of the nominees named below under the caption "Election of Directors," (2) FOR ratification of the appointment of Amper, Politziner & Mattia as GMAI's independent public accountants for the fiscal year ending June 30, 2001, (3) FOR the plan of reincorporation that would change GMAI's state of incorporation from New York to Delaware and, in the process, change GMAI's name to "Greg Manning, Inc.", and (4) in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the annual meeting. Attendance in person at the annual meeting will not of itself revoke a proxy, but any Shareholder who does attend the annual meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to GMAI's corporate secretary at GMAI's principal executive offices.

         The holders of a majority of the outstanding shares of GMAI common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted in any manner are included in determining the number of votes present. Abstentions and Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

         In order to be elected, a nominee for director must receive a plurality of the votes cast. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present in person or by proxy and voting thereon is required to approve the appointment of the independent public accountants. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock is required to approve the plan of reincorporation. In all cases abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. GMAI has appointed an inspector who will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any Shareholder entitled to vote at the meeting, the inspectors will make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them will be prima facie evidence of the facts stated and of the vote as certified by them.

         Only shareholders of record at the close of business on October 25, 2000 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. As of the close of business on October 25, 2000, there were 9,889,462 shares of GMAI common stock outstanding. Each share of common stock entitles the record holder to one vote on all matters properly brought before the annual meeting and any adjournment or postponement, with no cumulative voting.

         On October 25, 2000, executive officers and directors of GMAI owned, in the aggregate, 39% of the outstanding common stock. They have indicated that they intend to vote in the manner recommended by the board of directors.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election

         GMAI's restated certificate of incorporation provides that the members of GMAI's board of directors must be divided into three classes, as nearly equal in size as possible, with the term of office of one class expiring each year. Accordingly, in any given year only those directors belonging to one class may be changed and it would take elections in three consecutive years to change the entire board of directors. At the upcoming annual meeting, two directors will be elected to serve three-year terms (until the third succeeding annual meeting, in 2003) and until their respective successors are duly elected and qualified. Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominees named below.

         Scott S. Rosenblum and Anthony Bongiovanni have been nominated by the board of directors for election to the board, to serve until the third succeeding annual meeting, in 2003, and until their respective successors are duly elected and qualified. No other nominations were submitted. There is one vacancy in the class of directors whose term is currently expiring.

         Richard M. Cohen and Mark B. Segall have been elected, and Gregory N. Roberts has been appointed, to serve until the 2002 annual meeting of shareholders.

         Albertino de Figueiredo  and Greg Manning have been elected,  and James
Davin  has  been   appointed,   to  serve  until  the  2001  annual  meeting  of
shareholders.

         Although a director vacancy currently exists, the board of directors has determined that it is in GMAI's best interest for no additional director to be nominated other than the nominees set forth below, in order to give the board of directors flexibility to appoint an additional director if the need arises. Accordingly, proxies may not be voted for a greater number of persons than the number of nominees named. GMAI's restated certificate of incorporation also provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of GMAI capital stock entitled to vote generally in the election of directors. While GMAI believes that provision of the restated certificate of incorporation is in the best interests of GMAI and its shareholders, this requirement may have the effect of protecting management against outside interests.

Information Concerning Directors and Officers

         You will find below background information with respect to the nominees for election and the directors whose terms of office will continue after the upcoming annual meeting. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding their holdings of GMAI common stock.

NOMINEES FOR DIRECTORS WHOSE TERM EXPIRES IN 2003

         Scott S. Rosenblum, age 51, has been a director of GMAI since December 8, 1992. Since 1991, Mr. Rosenblum has been a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, and he served as managing partner of that firm from March 1994 to September 2000. Mr. Rosenblum received his J.D. degree from the University of Pennsylvania. Mr. Rosenblum is also a director of Oak Tree Medical Systems, Inc., a public company.

         Anthony L. Bongiovanni, age 41, has been a director of GMAI since May 1997. Mr. Bongiovanni is the founder (in 1983) and President of Micro Strategies, Inc., a leading developer and supplier of microcomputer-based business applications throughout New York, New Jersey, and Pennsylvania. Mr. Bongiovanni has a B.S. in mechanical engineering from Rensselaer Polytechnical Institute.

         The board of directors recommends that shareholders vote FOR the election of the nominees named above.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

         Greg Manning, age 54, has been Chairman of the board of directors since GMAI was formed in 1981 and has been Chief Executive Officer since December 1992. Mr. Manning has served as GMAI's President from 1981 until August 1993 and from March 1995 to the present. Mr. Manning has also been Chairman of the Board and President of Collectibles Realty Management, Inc. a privately-held corporation, since he formed it in 1961.

         Albertino de Figueiredo, age 69, has been a director of GMAI since September 1997. In 1980, Mr. De Figueiredo founded Afinsa Bienes Tangibles S.A., a company engaged in the business of philatelics and numismatics, and is currently Chairman of the Board of Afinsa Bienes Tangibles S.A. and its subsidiaries. Mr. de Figueiredo is also Vice-Chairman of the Board of Finarte Espana, an art auction house, and a member of the Executive Board of ASCAT, the International Association of the Stamp Catalog and Philatelic Publishers.

         James Davin, age 54, has been a director of GMAI since February 2000. Since 1993, he has acted as President of Davin Capital Corporation, a private investment company, and Davin Capital, L.P., a private investment partnership. Mr. Davin is also a trustee and member of the Finance Committee of Blair Academy, an independent school in Blairstown, New Jersey, and a former member of the Advisory Board of the Georgetown University School of Business, from which he graduated in 1967. Mr. Davin's investment career started in 1969 at First Boston, from which he departed in 1988 as Managing Director to join Drexel Burnham Lambert Group, Inc., where he became Executive Vice President, Senior Trading Official, a position mandated by the SEC under the company's agreement with the U.S. Attorney's office. In 1990, Mr. Davin left Drexel Burnham Lambert Group, Inc. to join Lehman Brothers. Mr. Davin departed Lehman Brothers in 1993 as Managing Director to serve as Vice Chairman of Craig Drill Capital, a private investment fund in New York. Mr. Davin has been an active member of the National Association of Securities Dealers, and served as Chairman and Vice President of the Board of Governors in 1987 as well as a board member from 1985 until 1988.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

         Mark B. Segall, age 38, has been a director of GMAI since December 1999. Since October 1999 he has acted as Senior Vice President and General Counsel at Investec Ernst & Company. Prior to joining Investec Ernst & Company, Mr. Segall was a partner at Kramer Levin Naftalis & Frankel LLP, a New York law firm.

         Richard M. Cohen, age 49, has been a director of GMAI since December 1999. Since 1966, Mr. Cohen has been the managing principal of Richard M. Cohen Consultants. From 1992 to 1995, he served as President of General Media, Inc., a public company with interests in magazines, cable, licensing, and the Internet. He holds a B.S. from the University of Pennsylvania and an MBA from Stanford University. He is also a Certified Public Accountant in the State of New York and a director of National Auto Credit, Deyco Acquisition Corp., Symposium Telecom, and Directrix, Inc.

         Gregory N. Roberts, age 38, has been a director of GMAI since February 2000. Since 1995, Mr. Roberts has acted as President of Spectrum Numismatics International, Inc., a California corporation and wholly-owned subsidiary of GMAI. Mr. Roberts is also a lifetime member of the American Numismatic Association and a member of the Professional Numismatists Guild.

Attendance at Board and Committee Meetings

         During the fiscal year ended June 30, 2000, there were 11 meetings of GMAI's board of directors. Only Mr. de Figueiredo attended fewer than 75% of the meetings of the board of directors.

Committees of the Board of Directors

         GMAI's board of directors has an audit committee. During fiscal year 2000 the Audit Committee consisted of Scott Rosenblum and Richard M. Cohen. The audit committee advises the board of directors on the appointment of independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the independent public accountants' examination of GMAI's financial statements. The audit committee met twice during fiscal 2000.

         There were no meetings of the nominating or compensation committees of the board of directors during fiscal year 2000.


                               EXECUTIVE OFFICERS

GMAI's executive officers are as follows:

Name                  Age      Position
----                  ---      --------

Greg Manning          54       Chairman of the Board, Chief Executive Officer
                               and President
James Reiman          45       Executive Vice President, Strategic
                               Development/Investor Relations
James A. Smith        48       Chief Financial Officer

See "Election of Directors" for information relating to Mr. Manning.

         James Reiman, age 45, has served as GMAI's Executive Vice President, Strategic Development/Investor Relations since May 2000. Mr. Reiman was appointed as Executive Vice President of e-Commerce Business Development of GMAI in April 1999. Prior thereto, Mr. Reiman founded and operated TOB Consulting, a firm providing direct marketing and e-Commerce consulting services. From [DATE] to [DATE], Mr. Reiman practiced law, both independently and with the firm of Barnes & Thurnberg, where he headed the Direct Marketing practice group.

         James A. Smith, age 48, has served as GMAI's Chief Financial Officer since December 1997. Mr. Smith served as Chief Financial Officer of Imatec, Ltd. from 1996 to 1997, and as Controller of Ferrara Food Company, Inc. from 1992 to 1996.

Advisory Committee

         GMAI has an advisory committee that includes prominent collectors and other individuals involved in the philatelic and collectibles business with whom Mr. Manning has developed relationships over the years. The members of the advisory committee individually meet from time to time with Mr. Manning to discuss current trends or developments in the collectibles market. Members of the advisory committee receive no compensation for their services, and their availability is subject to their personal schedules and other time commitments. GMAI reimburses members for reasonable out-of-pocket expenses in serving on the advisory committee.

         GMAI believes that the members of the advisory committee have no fiduciary or other obligations to GMAI or its shareholders, and they will not acquire any such obligation as a result of any meeting or consultation they may have with management of GMAI. Each member of the advisory committee has entered into an agreement with GMAI that, among other things, confirms that he has no such obligation, but also obligates the member to keep confidential and not disclose (or in any manner use for personal benefit or attempt to profit from) any non-public information relating to GMAI that the member receives in his capacity as member, except to the extent that disclosure is required by law or the information becomes public other than as a result of a breach of that member's confidentiality agreement. The members serve at will and may resign, or be asked to discontinue their services, at any time.

         The current members of the advisory committee and their principal occupations are as follows:

         Sir Ronald Brierley, age 62, is founder and President of Brierley Investments, Limited, a publicly held New Zealand investment company. Sir Ronald is also Chairman of GPG P/C, an investment company based in London, England. Sir Ronald serves on the boards of Advance Bank, Australia, Ltd., Adriadne Australia Ltd., Australia Oil & Gas Corporation, Ltd., and the Australian Gaslight Company, and he is also a trustee of Sydney Cricket and Sports Ground Trust. Sir Ronald has had a life-long interest in stamps, beginning as a schoolboy, when he formed Kiwi Stamp Company and acquired a dealer's certificate from the New Zealand Stamp Dealers Federation. Sir Ronald has been selling and collecting stamps since that time.

         Robert G. Driscoll, age 68, has since 1981 been Chief Executive Officer of Barrett & Worthen, Inc. and the Brookman Stamp Company of Bedford, New Hampshire, both of which are engaged in the business of buying and selling stamps. Mr. Driscoll founded R&R Stamp Company in 1958 and served as its President until it was sold in 1978 to General Mills. From 1978 to 1981, he served as Vice President of H.E. Harris Company, a subsidiary of General Mills. Mr. Driscoll is a past President of the American Stamp Dealers Association (from 1977 to 1978) and is a lifetime member of the American First Day Cover Society. He has been a member of the American Philatelic Society for over 45 years.

         Herbert LaTuchie, age 81, was from 1954 to 1986 Chairman of the Board and Chief Executive Officer of Modern Builders Supply Company, Inc. and Modern Manufacturing, Inc., the latter of which is one of the ten leading distributors of building products in the U.S. Mr. LaTuchie has been a life-long collector of rare stamps, and he also collects sheet music and other paper collectibles.

         Joseph Levy, Jr., age 74, is President of Levy Venture Management, Inc., a real estate development company that he formed in 1984 specializing in automotive retailing real estate. Prior to that, Mr. Levy was President of Walton Chrysler-Plymouth (from 1953 to 1960), the world's largest Chrysler dealership, and Carol Buick (from 1961 to 1984), then the world's largest Buick dealership. Mr. Levy currently serves on the board of directors of CD Computer Centers, Inc. (NASDAQ: CDWC), and has served as a director of several banks, including NBD Evanston. He currently sits on the boards of the following charitable and not-for-profit corporations: the Chicago Historical Society, Culver Educational Foundation, Evanston Hospital, and the Levy Senior Centers. Mr. Levy is a collector of stamps, coins, watches, and other collectibles.

         Hector D. Wiltshire, age 58, is President and CEO of Wiltshire Technologies, Inc., a high technology venture capital and consulting group, and is an experienced collector of rare stamps. Mr. Wiltshire is a member of the Association of Certified and Corporate Accountants (A.C.C.A.) and the

British Computer Society (M.B.C.S.). Mr. Wiltshire holds degrees in Executive Business Administration and marketing.

Compliance with Section 16(a) of the Exchange Act

         Each of GMAI's directors and executive officers was during fiscal year 2000 late in filing the forms required by Section 16(a) of the Exchange Act. There are no family relationships among any of GMAI's directors or executive officers.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by GMAI's chief executive officer and the other four highest-paid executive officers serving as such at the end of whose compensation for that fiscal year was in excess of $100,000, as well as the compensation earned by any executive officer who would otherwise have been included in this table on the basis of salary and bonus in fiscal year 2000 but who resigned or terminated employment during that year. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of GMAI received compensation in excess of $100,000 during fiscal year 2000.

------------------------------------------------------------------------------------------------------
                                                        Annual Compensation
                                                                                       Other
                                                                                      Annual
 Name and Principal Position           Year      Salary ($)     Bonus ($)       Compensation ($)(3)
------------------------------------------------------------------------------------------------------
 Greg Manning, (1)                     2000          225,347        None             94,922 (2)(5)
 Chairman of the Board,                1999          209,839      63,148             26,120 (2)
 Chief Executive Officer and           1998          188,906        None             26,123 (2)
 President
------------------------------------------------------------------------------------------------------
 William T. Tully, (5)                 2000          152,982        None            469,938 (4)
 Chief Operating Officer and           1999          161,474      31,574            722,955 (4)
 Executive Vice President              1998          132,272        None
------------------------------------------------------------------------------------------------------
 James Reiman, (1)                     2000          142,308        None               None
 Executive Vice President
------------------------------------------------------------------------------------------------------
 James Smith,                          2000          110,366        None               None
 Chief Financial Officer
------------------------------------------------------------------------------------------------------

(1)   See "Employment Agreements and Insurance," below.

(2)   Represents (1) a non-accountable  expense allowance equal to $25,000,  and
      (2) the value of the use of certain automobiles.

(3) GMAI has concluded that the aggregate amount of perquisites and other personal benefits, if any, paid did not exceed the lesser of 10% of the Named Officer's total annual salary and bonus for this fiscal year and $50,000; so that amount is not included in the table.

(4) Represents the taxable value of exercised non-qualifying employee stock options during the fiscal year.

(5) Mr. Tully resigned as a director and officer of GMAI during the fiscal year.

         GMAI has no long-term incentive plan.

Option Grants Table for Fiscal 2000

         The following table contains information concerning the grant of stock options under the 1997 Stock Incentive Plan to the Named Officers during the fiscal year. No stock appreciation rights were granted during the year.

Individual Grants

                                  Number of Securities    % of Underlying
                                  Underlying Options/     Options/SARs Granted to    Exercise Price  Expiration
Name                              SARs Granted(#)         Employees in Fiscal Year   ($/Share)       Date
--------------------------------------------------------------------------------------------------------------
Greg Manning (1)                        175,000                 25.6%                   14.25         12/09/09
--------------------------------------------------------------------------------------------------------------
James Smith (1)                          15,000                  2.2%                   13.94         12/16/09
--------------------------------------------------------------------------------------------------------------
James Reiman (1)                          5,000                  0.7%                   11.44         06/29/10
--------------------------------------------------------------------------------------------------------------

(1) All options are subject to a four-year vesting period, in substantially equal installments.


Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table sets forth information regarding the exercise of stock options during the last fiscal year by the Named Officers in the Summary Compensation Table above and the fiscal year-end value of unexercised options.

----------------------------------------------------------------------------------------------------------
                                                                 Number of
                                                                 Securities              Value of
                                                                 Underlying           Unexercised In-
                                                                 Unexercised              The-Money
                                                              Options at June 30,     Options at June 30,
                              Shares                                 2000                   2000
                            Acquired on          Value           Exercisable/           Exercisable/
          Name               Exercise          Realized (1)      Unexercisable        Unexercisable (2)
----------------------------------------------------------------------------------------------------------
Greg Manning                   None              N/A           100,000/175,000         $1,100,000/$ 0
----------------------------------------------------------------------------------------------------------
William T. Tully              50,750           566,523               0/0                   $0/$0
----------------------------------------------------------------------------------------------------------
James Reiman                   None              N/A             5,000/20,000         $55,000/$165,000
----------------------------------------------------------------------------------------------------------
James Smith                    2,500           41,483              0/30,000             $0/$165,000
----------------------------------------------------------------------------------------------------------

(1) Represents the aggregate market value of the shares converted by the options on the date of exercise less the aggregate exercise price paid by the executive.

(2) Assumes a fair market value for GMAI's common stock of $11.00, the closing market price per share of GMAI's common stock as reported by NASDAQ on June 30, 2000.

Compensation of Directors

         GMAI currently reimburses each director for expenses incurred in connection with his attendance at each meeting of the board of directors or a committee on which he serves.

Employment Agreements and Insurance

         GMAI has entered into an employment agreement with Mr. Manning, providing for his services as President and Chief Executive Officer. The agreement with Mr. Manning for the period ending June 30, 2000 provided, among other things, for a salary equal to $300,000 per annum and a bonus equal to 10% of GMAI's audited pre-tax net income between $500,000 and $2,000,000 (as calculated excluding the formula-based bonus payable to Mr. Manning and subject to increase by the board of directors). Mr. Manning received from GMAI a base salary of $300,000, $210,000, $188,906 for fiscal years 2000, 1999 and 1998, respectively, and a bonus of 0, $63,148, and $0 for fiscal years 2000, 1999 and 1998, respectively. GMAI has entered into an agreement with Mr. Manning extending the term of his agreement through June 30, 2001, with a new base salary of $350,000 and all other terms remaining substantially the same.

         Mr. Manning's employment agreement also provides that in the event the agreement is terminated as a result of disability (as defined therein) or death, for 12 months GMAI will pay Mr. Manning compensation equal to two-thirds of his annual base salary and cash bonus. Mr. Manning is eligible to participate in any employee benefit plan and fringe benefit programs, if any, as GMAI may from time to time provide to its employees generally.

         GMAI has entered into an employment agreement with Mr. Reiman dated as of March 31, 1999, providing for a salary of $140,000 per annum, the issuance of certain stock options, and reimbursement of certain expenses. The agreement was amended as of May 1, 2000, providing for, among other things, a new base salary of $155,000 per annum and a term ending April 30, 2001.

         GMAI currently maintains term life insurance policies on the lives of certain key employees, including Mr. Manning. These policies allow for coverage of up to $7,000,000, with the benefits payable to GMAI.

         GMAI offers basic health, major medical and life insurance to its employees. GMAI maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the plan after six months of service and become fully vested after five years of service. Employee contributions are discretionary to a maximum of 15% of compensation. For the fiscal year ended June 30, 2000, GMAI contributed an amount equal to 10% of all eligible contributions by employees, up to a maximum annual contribution of $500 per participating employee.

         GMAI has adopted no other retirement, pension or similar program.

Indemnification of Directors and Officers

         GMAI's restated certificate of incorporation includes certain provisions permitted pursuant to the New York Business Corporation Law (the "NYBCL"), whereby GMAI officers and directors are to be indemnified against certain liabilities. The restated certificate of incorporation also limits to the fullest extent permitted by the NYBCL a director's liability to GMAI or its shareholders for monetary damages for breach of any duty as a director, except for certain instances of bad faith, intentional misconduct, a knowing violation of any law, or illegal personal gain. This provision of the restated certificate of incorporation has no effect on any director's liability under federal securities laws or the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. GMAI believes that these provisions will make it easier for GMAI to continue to attract and retain qualified individuals to serve as directors and officers.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to GMAI with respect to the beneficial ownership of GMAI common stock as of October __, 2000, by (1) all persons who are beneficial owners of

5% or more of GMAI common stock, (2) each director and nominee, (3) the Named Officers in the Summary Compensation Table above, and (4) all directors and executive officers as a group.

         The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of October 25, 2000, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Security Ownership of Certain Beneficial Owners

--------------------------------------------------------------------------------
      Name and Address of            Amount and Nature             Percent of
        Beneficial Owner          of Beneficial Ownership         Common Stock
--------------------------------------------------------------------------------
Greg Manning (1)
775 Passaic Avenue
West Caldwell, New Jersey 07006           1,743,750                     18%
--------------------------------------------------------------------------------
Afinsa Bienes Tangibles, S.A. (2)
Lagasca 88
Madrid, Spain 28001                       1,320,774                     13%
--------------------------------------------------------------------------------
Warren Trepp
P.O. Box 4964
Incline Village, Nevada 89450               906,573                      9%
--------------------------------------------------------------------------------
Gregory N. Roberts
775 Passaic Avenue
West Caldwell, New Jersey 07006             684,126                      7%
--------------------------------------------------------------------------------

(1) Includes options to purchase 100,000 shares (all of which are exercisable) granted pursuant to the 1993 plan.

(2) Afinsa Bienes Tangibles S.A. ("Afinsa") owns [1,117,623] shares of GMAI common stock.

Security Ownership of Certain Beneficial Owners and Management

--------------------------------------------------------------------------------
          Name and Address of          Amount and Nature of        Percent of
           Beneficial Owner          Beneficial Ownership (1)   Common Stock (2)
--------------------------------------------------------------------------------
Greg Manning (3)
775 Passaic Avenue
West Caldwell, New Jersey  07006           1,743,750                  18%
--------------------------------------------------------------------------------
Albertino de Figueiredo (4)
Lagasca 88
Madrid, Spain 28001                        1,328,274                  13%
--------------------------------------------------------------------------------
Gregory N. Roberts (5)
775 Passaic Avenue
West Caldwell, New Jersey  07006             684,126                   7%
--------------------------------------------------------------------------------
Scott S. Rosenblum (6)
919 Third Avenue
New York, New York 10022                      29,000                   *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Name and Address of          Amount and Nature of        Percent of
           Beneficial Owner          Beneficial Ownership (1)   Common Stock (2)
--------------------------------------------------------------------------------
Richard M. Cohen (7)
c/o Murphy & Partners
650 Fifth Avenue, Suite 1960
New York New York  10111                      13,750                   *
--------------------------------------------------------------------------------
Anthony Bongiovanni (8)
104 Broadway
Denville, New Jersey 07866                    19,750                   *
--------------------------------------------------------------------------------
James Reiman (9)
775 Passaic Avenue
West Caldwell, New Jersey  07006              15,500                   *
--------------------------------------------------------------------------------
James A. Smith (10)
775 Passaic Avenue
West Caldwell, New Jersey 07006               13,750                   *
--------------------------------------------------------------------------------
Mark B. Segall (11)
Investec Ernst & Company
1 Battery Park Plaza
New York, New York  10004                      3,750                   *
--------------------------------------------------------------------------------
All Executive Officers and Directors,
as a group                                 3,851,650                  39%
--------------------------------------------------------------------------------

*  Less than 1%

(1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by them.

(2) Based on 9,889,462 shares outstanding, calculated in accordance with Rule 13d-3(d)(1)(I) under the Exchange Act.

(3) Includes 1,600,000 shares of common stock and 143,750 shares (all of which are exercisable within 60 days of October 25, 2000) granted pursuant to the 1993 and 1997 Plans (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 131,250 shares of common stock).

(4) Includes 1,320,774 shares owned by Afinsa. Mr. De Figueiredo owns 50% of the outstanding shares of common stock of Afinsa. Also includes options exercisable within 60 days of October 25, 2000, to purchase 7,500 shares of common stock granted pursuant to the 1997 Plan (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 7,500 shares of common stock).

(5) Does not include options not exercisable within 60 days of October 25, 2000, to purchase 150,000 shares of common stock.

(6) Includes options exercisable within 60 days of October 25, 2000, to purchase 25,000 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 20,000 shares of common stock) granted pursuant to the 1997 Plan.

(7) Includes options exercisable within 60 days of October 25, 2000, to purchase 13,750 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 11,250 shares of common stock) granted pursuant to the 1997 Plan.

(8) Includes options exercisable within 60 days of October 25, 2000, to purchase 18,750 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 26,250 shares of common stock) granted pursuant to the 1997 Plan.

(9) Includes 500 shares of common stock owned by members of Mr. Reiman's immediate family and options exercisable within 60 days of October 25, 2000, to purchase 5,000 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 20,000 shares of common stock) granted pursuant to the 1997 Plan.

(10) Includes options exercisable within 60 days of October 25, 2000, to purchase 8,750 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 21,250 shares of common stock) granted pursuant to the 1997 Plan.

(11) Includes options exercisable within 60 days of October 25, 2000, to purchase 3,750 shares of common stock (but does not include options not exercisable within 60 days of October 25, 2000, to purchase 11,250 shares of common stock) granted pursuant to the 1997 Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         GMAI accepts rare stamps and other collectibles for sale at auction on a consignment basis from Collectibles Realty Management, Inc. ("CRM"). Those stamps and collectibles have been auctioned by GMAI or sold at private treaty under substantially the same terms as for third party customers. GMAI charges CRM a seller's commission. In the case of auction, the hammer price of the sale, less the seller's commission (for lots valued at under $100,000; no seller's commission is payable for lots valued at over $100,000), is paid to CRM upon successful sale, and in the case of private treaty, the net price after selling commissions is paid to CRM. For the year ended June 30, 2000, such auction and private treaty sales (net of commission) were not material.

         Scott S. Rosenblum, a director of GMAI, is a partner of the law firm Kramer Levin Naftalis & Frankel LLP, which provides legal services to GMAI. Anthony L. Bongiovanni, Jr., also a director of GMAI, is president of Micro Strategies, Incorporated, which provides computer services to GMAI. Richard M. Cohen, also a director, provided consulting services to GMAI during the fiscal year.

         The approximate amounts paid for services rendered by these parties for the year ended June 30, 2000 were, in the case of Kramer Levin Naftalis & Frankel LLP, $424,000; in the case of Micro Strategies, Incorporated, $464,000; and, in the case of Mr. Cohen, $40,000.

         For the year ended June 30, 2000, sales of approximately $5,995,000 (representing 9% of revenues) were made to an equity method investee of GMAI, former stockholders of Spectrum Numismatics International, Inc. ("Spectrum") and/or entities in which they had an ownership interest, all of whom are current stockholders of GMAI. Payments made during the year to these persons and entities approximated $2,300,000.

         Before GMAI acquired it, Spectrum was indebted in the amount of approximately $5,000,000 to one of its stockholders (a current stockholder of GMAI). This indebtedness was evidence by three secured promissory notes, payable on demand. These notes were paid in full during fiscal 2000. Interest expense associated with these notes were approximately $242,000 for the year ended June 30, 2000. Additionally, Spectrum paid this individual approximately $95,000 for consulting and debt guarantee fees for the year.

         GMAI acts as an agent of Afinsa with respect to its stock subscription agreement with GMAI-Asia.com, Inc. Pursuant to this agreement, GMAI receives funds from Afinsa and advances such funds to GMAI-Asia.com, Inc. on an "as-needed" basis. GMAI does not segregate these funds. At June 30, 2000, GMAI owed to GMAI-Asia.com, Inc., on Afinsa's behalf, approximately $2.0 million.

         The board of directors has agreed to pay Mr. Manning a fee in connection with Mr. Manning's guarantee of certain indebtedness of Spectrum to Bank of America, equal to 3% per annum of the average loan balance outstanding each month. During the year ended June 30, 2000, the Company paid Mr. Manning approximately $68,000 in debt guarantee fees.

           PROPOSAL 2 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors has appointed the firm of Amper, Politziner & Mattia as GMAI's independent public accountants for the fiscal year ending June 30, 2001. At the annual meeting shareholders will be asked to ratify this appointment. This requires the affirmative vote of a majority of the shares of common stock present at the annual meeting (or represented by proxy) and entitled to vote thereon.

         The  board  of  directors   recommends  that   shareholders   vote  FOR
ratification of the appointment of Amper, Politziner & Mattia.

         GMAI expects that a representative of Amper Politziner & Mattia will be present at the annual meeting. This representative will have the opportunity to make a statement if Amper, Politziner & Mattia wishes, and will be available to respond to appropriate questions.


                  PROPOSAL 3 - REINCORPORATING GMAI IN DELAWARE

         The board of directors has unanimously approved and declared advisable that GMAI change its state of incorporation from New York to Delaware. The board of directors believes that this change in the domicile would for several reasons be in the best interests of GMAI and its shareholders.

         Principally, the board of directors believes that reincorporation will enhance GMAI's ability to attract and retain qualified members of GMAI's board of directors as well as encourage directors to make independent decisions in good faith on behalf of GMAI. GMAI believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors.

         Delaware has long been the leading state in adopting, construing, and implementing comprehensive and flexible corporate laws that respond to the legal and business needs of corporations. As a result, the Delaware General Corporation Law is widely regarded to be the best-defined body of corporate law in the U.S. The Delaware legislature is particularly sensitive to corporate law issues and is especially responsive to developments in modern corporate law, and Delaware courts have developed considerable expertise in construing Delaware's corporate law. Consequently, the board of directors anticipates Delaware law would provide greater predictability in GMAI's legal affairs than is currently available under New York law.

         The interests of GMAI's board of directors, management, and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under New York law, and reincorporating GMAI in Delaware may make it more difficult for minority shareholders to elect directors and influence company policies. A discussion of the principal differences between New York and Delaware law as they affect shareholders is set forth below.

         In addition, the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on GMAI and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and result in a transaction that is less than favorable to all of the shareholders than a board-approved transaction would have been. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

         The board of directors recognizes that hostile takeover attempts do not always have the unfavorable consequences described above and may frequently provide all shareholders with considerable value for their shares. However, the board of directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of GMAI and its shareholders. Accordingly, the reincorporation plan includes certain elements that may have the effect of discouraging or deterring hostile takeover attempts. The board of directors believes that adopting these measures will enable the board of directors to consider fully any proposed takeover attempt and negotiate terms that maximize the benefit to GMAI or its shareholders.

         Notwithstanding the belief of the board of directors that the takeover-deterring elements would benefit GMAI shareholders, shareholders should recognize that one of the effects of these elements may be to discourage a future attempt to acquire control of GMAI that is not approved by the board of directors but which a substantial number and perhaps even a majority of GMAI shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such transaction may not have an opportunity to do so.

         GMAI's current restated certificate of incorporation (the "New York Certificate") and bylaws (the "New York Bylaws") do not prohibit action by written consent of shareholders. This provision would be included in GMAI's new organizational documents following reincorporation.

         In considering the reincorporation proposal, shareholders should be aware that the overall effect of certain of the proposed changes would be to make it more difficult for holders of a majority of the outstanding shares of common stock to change the composition of the board of directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

         The new provisions in GMAI's organizational documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to effect a change in control of GMAI that is opposed by the board of directors. This strengthened tenure and authority of the board of directors could enable the board of directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current board of directors, the board of directors has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the board of directors believes that these provisions' primary purpose is to ensure that the board of directors will have sufficient time to consider fully any proposed takeover attempt in light of the short- and long-term benefits and other opportunities available to GMAI and, to the extent the board of directors determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to GMAI and its shareholders.

         The board of directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed organizational documents outweigh the possible disadvantages. In particular, the board of directors believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the board of directors to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth, and certainty of Delaware law, make the proposed reincorporation beneficial to GMAI, its management, and its shareholders.

         The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the board of directors or management of any currently proposed takeover or other attempt to acquire control of GMAI. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this proxy statement, if warranted from time to time in the judgment of the board of directors.

Authorized Shares of Capital Stock

         The proposed reincorporation would be accomplished by merging GMAI into a newly formed Delaware corporation (the "Delaware Company") that, just before the merger, will be a wholly-owned subsidiary of GMAI. The merger will be pursuant to a merger agreement, a copy of which is attached as Exhibit A to this proxy statement. Upon the effective date of the merger, the Delaware Company's name will be "Greg Manning, Inc." The reincorporation will not result in any change in GMAI's business, assets or liabilities, will not cause its corporate headquarters to be moved, and will not result in any relocation of management or other employees.

         As soon as the reincorporation becomes effective, the Delaware Company will issue a press release announcing that the transaction has occurred. At the same time, each outstanding share of GMAI common stock will automatically convert into one share of common stock of the Delaware Company, and GMAI shareholders will automatically become shareholders of the Delaware Company on the following terms:

      o     The conversion will be on a one-for-one basis.

      o Each share of GMAI common stock that is outstanding at the effective date will become one share of common stock of the Delaware Company.

      o Each share of common stock held in the treasury of GMAI will become a share of treasury stock in the Delaware Company.

         In addition, each outstanding option, right or warrant to acquire shares of GMAI common stock will be converted into an option, right or warrant to acquire an equal number of shares of common stock of the Delaware Company, under the terms and conditions as the original options, rights or warrants. All of GMAI's employee benefit plans will be continued by the Delaware Company following reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of adoption and assumption of those plans by the Delaware Company.

         Shareholders do not need to take any action to exchange their stock certificates for new Delaware Company stock certificates. Upon completion of the reincorporation, stock certificates representing GMAI shares will automatically represent an equal number of Delaware Company shares. Shareholders should not destroy their old certificates and should not send their old certificates to GMAI or GMAI's transfer agent, either before or after the effective date of reincorporation. After reincorporation, those who were formerly GMAI shareholders may continue to make sales or transfers using their GMAI stock certificates. The Delaware Company will issue new certificates representing shares of the Delaware Company common stock for transfers occurring after the reincorporation. On request, the Delaware Company will issue new certificates to anyone who holds GMAI stock certificates. Any request for new certificates will be subject to normal stock transfer requirements, including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

         Shareholders whose shares of GMAI common stock were freely tradable before reincorporation will own shares of the Delaware Company that are freely tradable after reincorporation. Similarly, any shareholders holding securities with transfer restrictions before reincorporation will hold shares of the Delaware Company that have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, those who hold Delaware Company stock certificates will be deemed to have acquired their shares on the date they originally acquired their GMAI shares.

         After reincorporation, the Delaware Company will continue to be a publicly held company, and like GMAI shares, shares of the Delaware Company will be quoted on the Nasdaq National Market under the symbol "GMAI". The Delaware Company will also file with the SEC and provide to its shareholders the same types of information that GMAI has previously filed and provided.

NAME CHANGE

         Upon completion of the reincorporation of GMAI, the Delaware Company's name will be "Greg Manning, Inc." The board of directors believes that this new name will better reflect the more diverse range of businesses that GMAI is involved in. There will be relatively little cost associated with the name change. If this Proposal 3 is approved by GMAI's stockholders, the name change will become effective on the date the merger is effected. The ticker symbol and CUSIP number will not change.

REQUIRED VOTE

         Under New York law, the affirmative vote of the holders of at least two-thirds of the shares of GMAI common stock outstanding on the record date is required for approval of reincorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. If approved by the shareholders, it is anticipated that reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the merger agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the board of directors circumstances arise that make such action advisable, except that any amendment that would effect a material change from the organizational document provisions discussed in this proxy statement would require further approval by the holders of at least two-thirds of the shares of GMAI common stock outstanding on the record date.

         The New York Certificate provides that the alternative vote of 75% of the voting power of GMAI capital stock is required to authorize a business combination with any other entity. This requirement does not, however, apply to any transaction approved by two-thirds of the board of directors, as long as a majority of the board of directors constitutes "continuing directors." Given that the reincorporation was approved by more than two-thirds of the board of directors, all of which constitute continuing directors, as defined in the New York certificate, the affirmative vote of two-thirds of the outstanding shares of GMAI common stock would be sufficient to approve the reincorporation.

Significant Changes Caused by Reincorporation

         In general, GMAI's corporate affairs are governed at present by the Business Corporation Law of New York (the "New York Law") and by the New York Certificate and the New York Bylaws, which were adopted pursuant to New York law. The New York Certificate and New York Bylaws are available for inspection during business hours at GMAI's principal executive offices. In addition, copies may be obtained by writing to GMAI at Greg Manning Auctions, Inc., 775 Passaic Avenue, Caldwell, NJ 10016, Attention: Corporate Secretary.

         If shareholders approve the reincorporation proposal, GMAI will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by the General Corporation Law of Delaware ("Delaware Law"), rather than New York Law. The New York Certificate and New York Bylaws will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibit B and Exhibit C, respectively, to this proxy statement. Accordingly, the differences among these documents and between Delaware Law and New York Law are relevant to your decision whether to approve the reincorporation proposal.

         Those differences between New York Law and Delaware Law and between the various organizational documents that the board of directors, with the advice of counsel, considers to be the most significant are discussed below. Shareholders are advised that many provisions of Delaware Law and New York Law may be subject to differing interpretations, and that those offered in this proxy statement may be incomplete in certain respects. The following discussion is not a substitute for direct reference to the statutes themselves or for professional guidance as to how to interpret them. In addition, the following discussion is qualified in its entirety by reference to Delaware Law, New York Law, case law applicable in Delaware and in New York, and the organizational documents of each of the companies. Shareholders are requested to read the following discussion in conjunction with the merger agreement, the Delaware Certificate and the Delaware Bylaws attached to this proxy statement.

Amendment of Charter

         Delaware Law allows a board of directors to recommend that shareholders amend the certificate of incorporation, and a majority of the shares entitled to vote at a shareholders' meeting are normally enough to approve that amendment. Under New York Law, except for certain ministerial changes to the certificate of incorporation that the board of directors may authorize and except as otherwise required by the certificate of incorporation, the board of directors recommends a charter amendment for approval by shareholders, and a majority of the shares entitled to vote at a shareholders' meeting is enough to approve that amendment. Both laws require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

         The New York Certificate provides that the affirmative vote of at least 75% of the combined voting power of then outstanding shares of GMAI capital stock entitled to vote is required to amend, alter, change, or repeal any of the provisions of certain articles of the New York Certificate. The Delaware Certificate provides that any amendment to the Delaware Certificate may only be effected by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Delaware Company.

         The New York Bylaws provide that they may be altered, amended or repealed, or new bylaws may be adopted, by the board of directors when that power is conferred upon the board of directors by the Certificate of Incorporation. The New York Certificate confers that power upon the board of directors, subject to the power of the shareholders at the time entitled to vote to amend or repeal by-laws made by the board of directors. The Delaware Certificate will specifically permit the board of directors to amend the Delaware Bylaws.

         The indemnification provisions of the New York Bylaws may only be amended or repealed by the affirmative vote of at least 75% of the combined voting power of all the issued and outstanding shares of GMAI capital stock entitled to vote generally in the election of directors The Delaware Board will be able to adopt, amend or repeal any of the Delaware Bylaws. Certain provisions of the Delaware Bylaws may also be adopted, amended or repealed by the holders of at least a majority of the voting power of the outstanding capital stock of the Delaware Company.

Who May Call a Special Meeting of Shareholders

         Under both the New York Law and the Delaware Law, the board of directors or anyone authorized in the charter or bylaws may call a special meeting of shareholders. Currently, the New York Bylaws provide that a special meeting can be called only by the Chairman of the Board or the President, or by the President or the Secretary upon the written consent of a majority of the board of directors. The President must call a special meeting of shareholders upon the written request of shareholders who together own of record a majority of the outstanding stock of any class entitled to vote at such meeting. The Delaware Bylaws provide that a meeting of shareholders may be called by the board of directors, the Chairman of the Board, the Chief Executive Officer or the holders of at least 20% of the outstanding shares entitled to vote at that meeting. Pursuant to the Delaware Bylaws, if the meeting is called by a person or persons other than the board of directors (that is, by the Chairman of the Board or the Chief Executive Officer), the board of directors must determine the time and the place of that meeting, which must be held between 35 and 120 days after receipt of the request for the meeting.

Action by Written Consent of Shareholders in Lieu of a Shareholder Vote

         The New York Law permits a shareholder action in lieu of a meeting only by unanimous written consent of those shareholders who would have been entitled to vote on a given action at a meeting, unless the certificate of incorporation permits that action to be taken by the holders of outstanding shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. The New York Certificate does not contain such a provision. The Delaware Law, on the other hand, states that unless the certificate of incorporation provides otherwise, shareholders may act by written consent of at least the minimum number of votes required to authorize that action at a meeting at which all shares entitled to vote thereon were present and voted. The Delaware Certificate states that shareholders may not take action by written consent.

         Eliminating the ability of shareholders to take action by written consent may lengthen the time required to take shareholder actions, as certain actions by written consent are not subject to the minimum notice requirement for a meeting of shareholders. It will also deter hostile takeover attempts, due to the lengthened shareholder approval process. The board of directors believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the board of directors' ability to fully consider and effectively negotiate in the context of a takeover attempt.

Right of Shareholders to Inspect Shareholder List

         Under the New York Law, a shareholder of record may inspect the list of shareholders of record if at least five days previously it issued a written demand to do so. A corporation may deny a shareholder's demand if the shareholder refuses to give an affidavit that its inspection is not for certain purposes unrelated to company business and that the shareholder has not been involved in the last five years in selling or offering to sell a list of record shareholders. Under the Delaware Law, any shareholder may, upon making a demand under oath stating the purpose thereof, inspect the shareholders' list for any purpose reasonably related to that person's interest as a shareholder. In addition, for at least ten days prior to each shareholders' meeting, as well as at the meeting, a Delaware corporation must make available for examination a list of shareholders entitled to vote at the meeting.

Vote Required for Certain Transactions

         Until February 1998, the New York Law required the holders of at least two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation then in existence, which would include GMAI, may provide in its certificate of incorporation that the holders of a majority of the outstanding stock may approve such transactions. GMAI has not adopted such a provision in its certificate of incorporation. Under the Delaware Law, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation, or sale of all or substantially all the assets without a special provision in its certificate of incorporation, unless the certificate of incorporation provides otherwise. Furthermore, in the case of a merger under the Delaware Law, shareholders of the surviving corporation do not have to approve the merger at all, unless the certificate of incorporation provides otherwise, if these three conditions are met:

      o the merger agreement does not amend of the surviving corporation's certificate of incorporation; and

      o each share of stock of the surviving corporation that is outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

      o the merger results in no more than a 20% increase in its outstanding common stock.

         Special vote requirements may apply to certain business combinations with interested shareholders. See the discussion of these requirements below under the heading "Business Combinations with Interested Shareholders."

Classified Board

         Both the New York Law and the Delaware Law permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. The New York Law permits as many as four classes, the Delaware Law only up to three. GMAI now has three classes of directors, and the Delaware Company will also have three.

Removal of Directors by Shareholders

         Under the New York Law, directors may be removed for cause by the shareholders, or, if the certificate of incorporation or bylaws provide, by either the shareholders or the directors. Furthermore, if the certificate of incorporation or bylaws so provide, directors may be removed without cause by a vote of the shareholders. The New York Certificate provides that directors may be removed only for cause and only by majority vote of the outstanding shares of GMAI capital stock entitled to vote generally in the election of directors, voting together as a single class. After the reincorporation, directors under the Delaware Law would generally be subject to removal with or without cause by a majority of the shareholders, unless the certificate of incorporation provides otherwise, but in a Delaware corporation with a classified board, unless the certificate of incorporation provides otherwise directors can only be removed by shareholders for cause.

Limitation of Directors' Liability

         Both states permit a corporation to limit a director's personal liability for actions taken in that director's official capacity. Under the New York Law, a director is not liable to the corporation for the benefit of its creditors or shareholders for damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. The New York Law also permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director, with certain specific exceptions, to the corporation or its shareholders for damages for any breach of duty in that capacity. Under the Delaware Law limits on a director's liability must be addressed in the certificate of incorporation. The New York Certificate limits monetary liability to the fullest extent permitted by the New York Law, and the Delaware Certificate will likewise limit such liability to the fullest extent permitted by the Delaware Law. However, in some cases directors may be liable despite these limitations. The New York Certificate limits liability of a director, except for the liability of any director if a judgment or other final adjudication adverse to that director establishes that (1) that director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, (2) that director personally gained a financial profit or other advantage to which that director was not legally entitled, or (3) that director's acts were in violation of Section 719 of the New York Law. The Delaware Law forbids any limitation of liability if (1) the director breached the duty of loyalty to the corporation or its shareholders, (2) that director's acts or omissions were not in good faith or involved intentional misconduct or a knowing violation of law, (3) that director received an improper personal benefit from the corporation, or (4) that director authorized a dividend or stock repurchase that was forbidden by the Delaware Law.

Indemnification of Directors and Officers; Insurance

         With some variations, both the New York Law and the Delaware Law allow a corporation to "indemnify," that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable for something that person did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines, and penalties, both laws also allow the corporation to advance certain reasonable expenses the person incurs or to reimburse the person's expenses after they are incurred, even if liability is not actually proven. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

         Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The New York Law, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage to which he or she was not legally entitled.

         Neither the New York Law nor the Delaware Law permits indemnification of a director or officer if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. In addition, the New York Law and Delaware Law generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with the best interests of the corporation.

         The New York Bylaws currently provide for indemnification to the fullest extent permitted by the New York Law, and the Delaware Bylaws will provide for indemnification to the fullest extent permitted by Delaware Law.

         If the reincorporation proposal is approved by GMAI shareholders, indemnification provisions of the New York Law, rather than Delaware Law, will apply to acts and omissions that occurred before the effective date of the reincorporation.

Transactions with Interested Directors

         New York law provides several methods for establishing the validity of transactions between a corporation and interested directors, including a vote by the uninterested directors. The comparable provision of Delaware law provides that no transaction between a corporation and an interested director is void or voidable solely because such director is present at or participates in the meeting or because that director's votes are counted if the material facts of that director's interest are known to the board of directors and the board of directors in good faith authorizes the transaction by vote of a majority of the disinterested directors, or if that director's interest is disclosed to shareholders and the shareholders in good faith approve the transaction.

Loans and Guarantees of Obligations for Directors

         Under the New York Law, a corporation may not lend money to or guarantee the obligation of a director unless (1) the shareholders (other than the interested director) approve the transaction or (2) the certificate of incorporation provides that the board may approve any such loan or guarantee that it determines will benefit the corporation. The New York Certificate makes no provision for approval by the board of directors of such a loan or guaranty. For purposes of shareholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefited by the loan or guarantee are not included in the quorum. Under the Delaware Law, a board of directors may authorize loans or guarantees of indebtedness to, or otherwise assist, employees, officers, and directors whenever, in the judgment of the board of directors, such a loan, assistance or guaranty may reasonably be expected to benefit the corporation.

Issuance of Rights and Options to Directors, Officers, and Employees

         Although the Delaware Law and the New York Law differ with respect to whether shareholder approval is required is required in connection with the issuance of stock rights or stock options (or plans to issue rights or options) to directors, officers, or employees, the rules of the Nasdaq National Market, on which GMAI common stock is quoted and on which the stock of the Delaware Company will be quoted, require (with certain limited exceptions) shareholder approval of any plans under which such rights or options may be issued.

Consideration for Shares

         Under the New York Law, consideration for the issuance of shares may consist of money or other property, tangible or intangible, labor or services actually received, a binding obligation to pay the purchase price, a binding obligation to perform services, or any combination of the above. Stock certificates may not be issued until the amount of consideration determined to be stated capital has been paid in the form of cash, services rendered, personal or real property, or any combination of these, plus consideration for the balance, if any, which may include the above-referenced binding obligations. Under the Delaware Law a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the Delaware Law may pay an amount equal to or greater than the par value of those shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

Dividends; Redemption of Stock

         Subject to its charter provisions, under both the New York Law and the Delaware Law, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to shareholders if the corporation is solvent and would not become insolvent because of the dividend, redemption, or distribution. The assets supplied to such a distribution may not be greater than the corporation's "surplus."

         Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after any such payment or distribution must be at least equal to the amount of surplus. The New York Law defines surplus as the excess of net assets over stated capital and permits the board to adjust stated capital. The Delaware Law defines surplus as the excess of net assets over capital and permits the board to adjust capital. If there is no surplus, the Delaware Law allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock that has a preference on any distribution of assets.

In general, with certain restrictions, the New York Law permits a corporation to provide in its certificate of incorporation for redemption of one or more classes or series of its shares. One such restriction provides that common stock may be redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption. The Delaware Law permits redemption of a corporation's common stock only when, among other things, no class of preferred stock is outstanding, with certain exceptions.

Appraisal Rights

         Generally, "appraisal rights" entitle dissenting shareholders to receive the fair value of their shares in a merger or consolidation of a corporation or in a sale of all or substantially all its assets. The New York Law also extends appraisal rights to an exchange of a corporation's shares. The New York Law provides that dissenting shareholders have no appraisal rights if their shares are listed on the New York Stock Exchange or another national securities exchange. However, in the case of shares not listed on an exchange, appraisal rights under the New York Law allow a voting and dissenting shareholder of a New York corporation, with various exceptions, to receive fair value for its shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder of the parent corporation has no appraisal rights. On the other hand, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

         Similarly, under the Delaware Law, appraisal rights are not available to a shareholder if, among other things, the corporation's shares are listed on a national securities exchange or, as is the case with GMAI common stock and as will be the case with the Delaware Company's common stock, listed for quotation on the Nasdaq National Market, held by more than 2,000 shareholders of record, or if the corporation will be the surviving corporation in a merger that does not require the approval of the surviving corporation's shareholders. However, regardless of the foregoing, a dissenting shareholder in a merger or consolidation has appraisal rights under the Delaware Law if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

      o shares of stock of the surviving corporation or of a new corporation that results from the merger or consolidation;

      o shares of another corporation that will be listed on a national securities exchange, authorized for quotation on the NASDAQ National Market, or held by more than 2,000 shareholders of record after the merger or consolidation occurs; and

      o cash instead of fractional shares of the surviving corporation or another corporation.

Business Combinations with Interested Shareholders

         Provisions in both the New York Law and the Delaware Law may help to prevent or delay changes of corporate control. In particular, both the New York Law and the Delaware Law restrict or prohibit an interested shareholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

         Under the New York Law, an interested shareholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an "interested shareholder," unless the board of directors approved either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquired its shares. An "interested shareholder" under the New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under the New York Law include the following:

      o     mergers  and   consolidations   between   corporations  or  with  an
            interested shareholder;

      o sales, leases, mortgages or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation;

      o issues and transfers to an interested shareholder of stock with an aggregate market value of at least 5% in relation to the aggregate market value of the outstanding stock of the corporation;

      o liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder;

      o reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested shareholder; and

      o the receipt by an interested shareholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

         The New York Law allows such a business combination to take place five or more years after the interested shareholder became an interested shareholder if the transaction is approved by a majority of the voting stock not owned by the interested shareholder or by an affiliate or associate of the interested shareholder. Business combinations are also permitted when certain statutory "fair price" requirements are met and in certain other circumstances.

         Section 203(a) of the Delaware Law generally prohibits an interested shareholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested shareholder unless:

      o Before the shareholder became an interested shareholder, the board of directors approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

      o After the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

      o On or after the time the interested shareholder became an interested shareholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder also ratified the business combination at a shareholders' meeting.

         An "interested shareholder" under the Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock or who owned at least 15% of the outstanding stock within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

      o     mergers or consolidations;

      o sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation;

      o issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested shareholder;

      o receipt by the interested shareholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and

      o     any other transaction,  with certain exceptions,  that increases the
            proportionate   share  of  the   stock   owned  by  the   interested
            shareholder.

         Although the Delaware Law permits a corporation to elect not to be governed by the provisions of Section 203(a), the board of directors has determined that it would be in the best interests of GMAI to be subject to the protections afforded by these provisions and, accordingly, the Delaware Certificate does not include a waiver of the Section 203(a) provisions.

         The Delaware Law, like the comparable provision of the New York Law, may have anti-takeover effects as a result of these restrictions on "business combinations" with "interested shareholders." The reincorporation is not being proposed in order to prevent a business combination or change in control and the board of directors is not aware of any current attempt to acquire control of us or to obtain representation on our board of directors.

Proxies

         Under New York law, a proxy cannot be voted or acted upon after 11 months from its date unless the proxy provides for a longer period. Under Delaware law a proxy cannot be voted or acted upon after three years from its date unless the proxy provides for a longer period.

Capitalization; Blank Check Preferred

         GMAI's capital stock currently consists of 40,000,000 authorized shares of common stock, $.01 par value, of which 10,061,562 were issued and 9,889,462 were outstanding as of October 25, 2000, and 10,000 authorized shares of preferred stock, $.01 par value, none of which were issued and outstanding as of October 25, 2000.

         Upon effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of common stock and preferred stock that GMAI had outstanding immediately prior to the reincorporation.

         Under the Delaware Certificate, as under the New York Certificate, the board of directors may authorize the issuance of preferred stock in connection with various corporate transactions, including corporate partnership arrangements. The board of directors may also authorize the issuance of preferred stock for the purpose of adopting a shareholder rights (or "poison pill") plan. Under both the New York Certificate and the Delaware Certificate, the board of directors has the authority to determine the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions thereof, of any series of the preferred stock to the full extent permitted by the applicable law.

         The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock if the reincorporation proposal is approved, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and the board of directors believes that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The board of directors does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interest s of the Delaware Company and its then existing shareholders.

         In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware Law, the Delaware Company would retain the rights currently available to GMAI under New York Law to issue shares of its authorized but unissued capital stock. Shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or preferred stock could be issued with terms, provisions, and rights which would make more difficult, and therefore less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

         It should be noted that the voting rights to be accorded to any unissued series of preferred stock of the Delaware Company remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware Law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of common stock of the Delaware Company under certain circumstances or have other terms that might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the board of directors of the Delaware Company. Potentially, preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, preferred stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

Nomination of Directors

         Both the New York Bylaws and the Delaware Bylaws provide that a shareholder may nominate candidates for the election of directors only if written notice of that shareholder's intent to nominate candidates is provided to GMAI's corporate secretary not later than (1) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to the first anniversary of the date of the last GMAI annual meeting of shareholders that called for the re-election of directors, and (2) with respect to an election held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such special meeting is first given to shareholders. That notice must set forth certain basic information with regard to each individual to be nominated by the shareholder.

Number of Directors; Filling Vacancies

         The New York Certificate provides that the number of directors constituting the board of directors must be fixed by resolution adopted by a majority of the board of directors. GMAI currently has eight members on its board of directors. The New York Bylaws provide that additional directors must be elected by the board of directors in the event of an increase in the number of directors.

         The Delaware Certificate provides that the number of directors constituting the board of directors must be fixed by resolution adopted by the majority of the board of directors. In addition, the Delaware Bylaws provide that any vacancy on the Delaware Company board of directors that results from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from an increase in the number of directors must, unless the board of directors determines by resolution that any such vacancies or newly created directorships are to be filled by the shareholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the shareholders.

Quorum

         The New York Bylaws provide that the presence, in person or represented by proxy, of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of shareholders constitutes a quorum. The Delaware Bylaws provide that the presence of a majority of the shares entitled to vote, in person or represented by proxy, constitutes a quorum.

Other Changes to Reflect Technical Differences Between Delaware Law and New York Law

         In addition to the changes described above, certain technical changes have been made in the Delaware Certificate and Delaware Bylaws from the New York Certificate and New York Bylaws to reflect differences between the Delaware Law and the New York Law. Such technical changes include designation of a registered office and registered agent in the State of Delaware, changes in the minimum and maximum number of days applicable for giving notice of meetings and for setting record dates to be consistent with Delaware Law, and changing references to place or to applicable law from New York to Delaware.

Certain Federal Income Tax Consequences of the Reincorporation

         The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. We strongly urge you to consult your tax advisors to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

         The following discussion sets forth the principal U.S. federal income tax consequences of the reincorporation to GMAI shareholders who hold their shares as a capital asset. It does not address all of the federal income tax consequences that may be relevant to particular shareholders based upon their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based on the Internal Revenue Code of 1986, as amended, laws regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our shareholders under state, local and foreign laws. We have neither requested nor received a tax opinion from legal counsel with respect to the consequences of reincorporation. No rulings have been or will be requested from the Internal Revenue Service with to the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

         The reincorporation provided for in the merger agreement is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of GMAI capital stock as a result of consummation of the reincorporation, and no gain or loss will be recognized by GMAI or the Delaware Company. Each former holder of GMAI capital stock will have the same basis in the capital stock of the Delaware Company received by that holder pursuant to the reincorporation as that holder has in GMAI capital stock held by that holder at the time the reincorporation is consummated. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which that holder held the corresponding GMAI capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation was consummated.

Accounting Treatment

         In accordance with generally accepted accounting principles, GMAI expects that the merger will be accounted for as a reorganization of entities under common control at historical cost.

Regulatory Approvals

         The merger is not expected to be consummated until GMAI has obtained all required consents of governmental authorities. To GMAI's knowledge, the only required consents to consummation of the merger will be the filing of the certificate of merger by the Tax Commissioner of the State of New York with the Secretary of State of the State of New York and the filing of a certificate of merger with the Secretary of the State of Delaware.

Board Recommendation

         The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and New York and in the New York Certificate and the New York Bylaws and the Delaware Certificate and the Delaware Bylaws, and does not purport to be an exhaustive discussion of all of the differences. Those differences can be determined in full by reference to the New York Law and to the Delaware Law, and to the New York charter documents and to the Delaware charter documents, attached as Exhibit B and Exhibit C, respectively, to this proxy statement. In addition, both the New York Law and the Delaware Law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

         The board of directors unanimously recommends that shareholders vote FOR the proposal to change the state of incorporation of GMAI from New York to Delaware by means of a merger of GMAI with and into a wholly-owned Delaware subsidiary.

         A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, the change of name and adoption and assumption by the Delaware Company of each of GMAI's stock option, stock purchase, and employee benefit plans.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be considered as of the next annual meeting of shareholders must be received by GMAI, addressed to the attention of GMAI's corporate secretary, at its offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, no later than 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in GMAI's proxy statement relating to that meeting.


                                 OTHER BUSINESS

         The board of directors is not aware of any other matter that is to be presented to shareholders for formal action at the annual meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy card to vote proxies in accordance with their judgement on such matters.


                                OTHER INFORMATION

         Although it has entered into no formal agreements to do so, GMAI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the board of directors will be borne by GMAI. Proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission, or special letter by directors, officers and regular employees of GMAI without additional compensation.

         It is important that your stock be represented at the annual meeting whether or not you expect to attend. The board of directors urges you to complete, date, sign, and return the enclosed proxy card in the enclosed postage-paid reply envelope. Your cooperation as a shareholder, regardless of the number of shares of stock you own, will reduce the expenses incident to a follow-up solicitation of proxies.

         If you have any questions about voting your shares, please telephone GMAI at (973) 882-0004.

                                                          Sincerely,


                                                          MARTHA HUSICK
                                                          Secretary

West Caldwell, New Jersey
October __, 2000

                                   PROXY CARD

                           GREG MANNING AUCTIONS, INC.

                         ANNUAL meeting of STOCKholders



                      THIS PROXY IS SOLICITED ON BEHALF OF

                             THE BOARD OF DIRECTORS

         The undersigned stockholder of Greg Manning Auctions, Inc. ("GMAI") hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the related proxy statement, and appoints Greg Manning and James Smith, and each of them, as proxies of the undersigned, with full power of substitution to vote all shares of GMAI's common stock that the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Radisson Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Tuesday, December 12, 1999, at 10:00 AM Eastern Standard Time. and at any adjournments thereof. The shares represented by the proxy may only be voted in the manner specified below.

1. To elect two directors to serve for terms of three years and until their respective successors have been duly elected and qualified.

                  FOR To WITHHOLD authority to vote for any nominees, enter their name or names below:

Scott S. Rosenblum         |_|       ___________________________________________

Anthony L. Bongiovanni     |_|       ___________________________________________

2. To ratify the appointment of Amper, Politziner & Mattia as GMAI's independent public accountants for the fiscal year ending June 30, 2001.

                  FOR |_|           AGAINST |_|               ABSTAIN |_|

3. To approve the reincorporation plan that would change GMAI's state of incorporation from New York to Delaware and, in the process, change GMAI's name to "Greg Manning, Inc."

                  FOR |_|           AGAINST |_|               ABSTAIN |_|

4. To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

                  FOR |_|           AGAINST |_|               ABSTAIN |_|

         The board of directors recommends you vote "FOR" the above proposals.

         This proxy when properly executed will be voted in the manner directed above. In the absence of direction for the above proposal, this proxy will be voted "FOR" that proposal.

                         (Continued on the other side.)

      PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

      Please print the shareholder name exactly as it appears on this proxy. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.

                                            Dated: ____________, 2000


                                            ------------------------------------
                                            (Print Name)


                                            ------------------------------------
                                            (Authorized Signature)


         I plan to attend the special meeting in person:

                                 |_|   Yes

                                 |_|   No


                                       2